THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                           CONVERTIBLE PROMISSORY NOTE

$50,000.00                                                        April 10, 1997
                                                          Emeryville, California

         For value received VERTICA SOFTWARE, INC., a California corporation ("Company") promises to pay to Art Gingell, an individual ("Holder") the principal sum of Fifty Thousand Dollars ($50,000.00) with interest on the outstanding principal amount at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full or converted subject to the provisions herein.

         1. This note (the "Note") is issued pursuant to that certain Note Purchase Agreement between the Company and the Holder dated as of April 9, 1997 ("Agreement"), which shall govern the rights and obligations of the Company and the terms and conditions with respect to all obligations hereunder.

         2. All payments of interest and principal shall be in lawful money of the United States of America and shall be applied first to accrued interest, and thereafter to principal.

         3. In the event that the Company issues and sells shares of its capital stock (the "Securities") to investors ("Investors") prior to April 9, 1998 (the "Maturity Date"), with aggregate cash proceeds to the Company equal to or in excess of Three Hundred Thousand Dollars ($300,000), then the outstanding principal balance and unpaid accrued interest of this Note shall automatically convert into shares of the Company's Securities purchased by the Investors at a conversion price equal to the lower of (i) One Dollar and Sixty Cents ($1.60) per share, or (ii) eighty percent (80%) of the price per share paid by the Investors purchasing the Securities.

         4. Unless this Note has been converted in accordance  with the terms of
Section 3 above, the entire outstanding principal balance and all unpaid accrued interest on this Note shall automatically convert into shares of the Company's Series A Preferred Stock at a conversion price equal to One Dollar and Sixty Cents ($1.60) per share.

         5. BORROWER AND LENDER HEREBY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Note shall be deemed to be made under, and shall be construed in accordance with and governed by the laws of the State of California, excluding conflicts of laws principles.


                                           VERTICA SOFTWARE, INC.


                                           By: /s/ Hans Nehme
                                              ----------------------------------
                                           Hans Nehme
                                           President and Chief Executive Officer

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